CA. Bharat Parikh B.Com., F.C.A

Exhibit No. 16.1

File No. 333-207383

Form 8-K

Report Date: August 28, 2017

October 3, 2017

U.S. Securities and Exchange Commission

Division or Corporate Finance

100 F Street, NE

Washington, DC 20549

Gentlemen:

On September 19, 2017, this Firm received the final copy of a Current Report on Form 8-K to be filed by Hypgen Inc. (SEC File #333-207383, CIK #0001653629) (“Company”) reporting an Item 4.01 – Changes in Registrant’s Certifying Accountant.

We have no disagreements with the statements made in the final Form 8-K, Item 4.01 disclosures which we read.

For Bharat Parikh & Associates

Chartered Accountants

/s/ Bharat Parikh

CA Bharat Parikh

(Senior Partner)

Registered with PCAOB

Date: -10/03/2017